UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 23, 2024

MONOPAR THERAPEUTICS INC.
(Exact name of registrant as specified in its charter)

Delaware	001-39070	32-0463781
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1000 Skokie Blvd., Suite 350, Wilmette, IL	60091
(Address of principal executive offices)	(Zip Code)

(847) 388-0349
Registrant’s telephone number, including area code

N/A
(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	MNPR	The Nasdaq Stock Market LLC (Nasdaq Capital Market)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01                   Entry into a Material Definitive Agreement.

On October 23, 2024, Monopar Therapeutics Inc. (the “Company” or “Monopar”) executed a License Agreement effective October 23, 2024 (the “License Agreement”) with Alexion Pharmaceuticals, Inc. (“Alexion, AstraZeneca Rare Disease” or “Alexion”), pursuant to which Alexion, AstraZeneca Rare Disease granted the Company an exclusive worldwide license for the development and commercialization of ALXN-1840, a drug candidate for Wilson disease that has progressed through a Phase 3 clinical trial that met its primary endpoint (the “Licensed Product”).

As initial upfront consideration for the License Agreement, Alexion will receive 387,329 shares (the “Initial Shares”) of the Company’s common stock (the “Common Stock”) (representing a 9.9% beneficial ownership interest in the Company upon issuance) and the Company has agreed to make an upfront cash payment of $4.0 million, which shall be payable in two installments, including  a $1.0 million cash payment at the time of signing and a $3.0 million cash payment within ninety (90) days. Additionally, Alexion is eligible to receive milestones and royalties, as further described below.

The Initial Shares will be issued pursuant to a separate Common Stock Investment Agreement, also dated October 23, 2024, between the Company and Alexion (the “Equity Agreement”). Pursuant to the Equity Agreement, the Company agreed to anti-dilution provisions that entitle Alexion to additional shares (together with the Initial Shares, the “Shares”) of Common Stock so that the total number of Shares issued thereunder continue to represent 9.9% of outstanding shares after any subsequent issuances of Common Stock through the next $25.0 million of common equity capital raised by the Company, subject to a maximum of 705,015 Shares (inclusive of the Initial Shares) unless the Company obtains stockholder approval. The Equity Agreement also entitles Alexion to customary registration rights and the Company agreed to file a resale registration statement within forty-five (45) days.

As additional consideration, the Company will be obligated to pay Alexion aggregate milestone payments of up to $94.0 million, including regulatory approval and sales related milestone payments. Alexion is also entitled to receive tiered royalties based on net sales in the low to mid-double digit range. Alexion has a right of first negotiation regarding any rights that the Company intends to sublicense, and will receive a percentage in the mid-double digits of sublicensing income received by Company until the Licensed Product achieves sales.

The Company shall use commercially reasonable efforts to develop and commercialize the Licensed Product. Among other termination events described in the License Agreement, either party may terminate the agreement in the event of an uncured material breach of the agreement following written notice, and the Company may terminate the agreement for convenience upon 90 days prior written notice to Alexion. The Company is also assuming a third party agreement from Alexion under which the Company will owe the third party a single digit millions cash milestone payment upon regulatory approval in Europe and a single digit percentage royalty on net sales in Europe.

The above summary of the License Agreement and Equity Agreement is not complete and is subject to the full terms and conditions of such agreements, which are attached hereto as Exhibits 10.1 and 10.2 and incorporated herein by reference.

Item 2.01         Completion of Acquisition or Disposition of Assets.

The information set forth in Item 1.01 above is incorporated by reference into this Item 2.01.

Item 2.03         Creation of a Direct Financial Obligation.

The information set forth in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 3.02  Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 above is incorporated by reference into this Item 3.02. The Shares are being sold and issued without registration under the Securities Act of 1933, as amended (the “Securities Act”), in reliance on the exemptions provided by Section 4(a)(2) of the Securities Act as a transaction not involving a public offering.

Item 7.01  Regulation FD Disclosure.

On October 24, 2024, the Company issued a press release announcing it entered into a license agreement with Alexion, AstraZeneca Rare Disease. A copy of the press release is furnished as Exhibit 99.1 to this Form 8-K.

Item 8.01 Other Events.

Wilson disease is a rare and progressive genetic condition in which the body’s pathway for removing excess copper is compromised. It affects one in 30,000 live births in the US. Over time this results in the build-up of toxic copper levels in the liver, brain, and other organs, leading to damage that greatly impacts a patient’s life. Patients can develop a wide range of symptoms, including liver disease and/or psychiatric or neurological symptoms, such as personality changes, tremors and difficulty walking, swallowing or talking. In some cases, the damage and loss of function may be irreversible.

ALXN-1840 (bis-choline tetrathiomolybdate) is an investigational once-daily, oral medicine in development for the treatment of Wilson disease. This novel molecule is designed to selectively and tightly bind and remove copper from the body’s tissues and blood. ALXN-1840 has been granted Orphan Drug Designation in the United States and orphan designation in the European Union for Wilson disease.

A pivotal Phase 3 trial with ALXN-1840 has been completed, which met its primary endpoint. The primary endpoint assessed copper mobilization over 48 weeks, defined as daily mean AUEC (Area Under the Effect Curve) for dNCC (directly measured non-ceruloplasmin-bound copper). In the trial, 214 patients were enrolled, and the trial was randomized, rater-blinded, and multi-centered, designed to evaluate the efficacy and safety of ALXN-1840 versus standard-of-care (SoC) in patients with Wilson disease aged 12 years and older. In the trial, people taking ALXN-1840 experienced rapid copper mobilization, with a response at four weeks and sustained through the 48 weeks. The primary endpoint demonstrated three-times greater copper mobilization from tissues compared to the SoC arm (Least Square Mean Difference [LSM Diff] 2.18 µmol/L; p< 0.0001), including in patients who had been treated previously for an average of 10 years.

Alexion ended up terminating the ALXN-1840 program in Wilson disease based on review of results from Phase 2 mechanistic trials and discussions with regulatory authorities. The Phase 2 mechanism of action studies failed to meet their primary objectives of demonstrating net-negative copper balance in Wilson disease patients during short-term treatment with ALXN-1840 and reducing hepatic copper concentration after treatment with ALXN-1840. The decision not to progress the ALXN-1840 program in Wilson disease was not related to any safety signals.

In the near term, Monopar will be focusing on assembling a regulatory package and initiating discussions with the FDA. These activities will provide clarity on the additional capital needed for the program. As a result, the costs beyond the $4.0 million due at signing and within ninety (90) days will largely be consultant time along with patent maintenance. The near-term expenses are estimated to be less than $1.0 million to assemble the detailed regulatory package and maintain the patent portfolio.

The regulatory approval process can be lengthy, expensive and uncertain. The FDA and other regulatory agencies around the world could require us to perform additional nonclinical and/or clinical studies to obtain ALXN-1840 approval, which we may not be able to raise the capital to complete or the results of which may not meet the level of clinical or statistical significance required by the FDA and other regulatory agencies. What the FDA and other regulatory agencies require for approval could have a material impact on the timelines and/or capital required to get ALXN-1840 approved. Even if approved, market adoption could be slower or lower than expected, especially given competition from existing therapies or new ones that get approved. We are planning to initially focus on Wilson disease patients with more severe symptoms, and this population could end up being smaller than we are anticipating. This population could be further be reduced in size if the FDA or other regulatory agencies give us a more narrow label than anticipated. Being an orphan indication, this could result in a very small eligible patient population. Additionally, if the currently filed patents do not end up providing sufficient protection, we will be heavily reliant on the orphan drug designation protections in the US and EU.

As of September 30, 2024, the Company’s cash and cash equivalents were approximately $6.0 million. Although this would allow us to make an upfront cash payment of $4.0 million, which shall be payable in two installments, including a $1.0 million cash payment at the time of signing and a $3.0 million cash payment within ninety (90) days under the License Agreement, as a result of Company’s continuing funding needs for its existing clinical and preclinical programs and operations along with additional spending expected to advance the ALXN-1840 program, the Company will require significant additional funding and expects to seek such additional capital in the near term.  While we intend to pursue such additional funding through equity offerings, whether through methods that the Company has utilized in the past such as at-the-market sales programs or through additional methods such as marketed offerings, rights offerings or otherwise, we may also consider debt financing, strategic partnerships or other sources of capital that may be available.  Absent significant additional funding in the near term, we expect that our Quarterly Report on Form 10-Q for the quarter ended September 30, 2024, will include language indicating substantial doubt about the Company’s ability to continue as a going concern due to the need for additional financing in the next twelve (12) months.

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description
10.1*	License Agreement between Alexion and Monopar dated October 23, 2024
10.2	Common Stock Investment Agreement between Alexion and Monopar dated as of October 23, 2024
99.1	Press Release Dated October 24, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* Portions of this exhibit (indicated by asterisks) have been redacted in compliance with Regulation S-K Item 601(b)(10)(iv).

Forward-Looking Statements

This 8-K, and any documents we incorporate by reference, contain certain forward-looking statements that involve substantial risks and uncertainties. All statements contained in this Form 8-K and any documents we incorporate by reference, other than statements of historical facts, are forward-looking statements including statements regarding our strategy, future operations, future financial position, future revenue, projected costs, prospects, plans, objectives of management and expected market growth. These statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements.

The words “anticipate”, “believe”, “estimate”, “expect”, “intend”, “may”, “plan”, “predict”, “project”, “target”, “potential”, “will”, “would”, “could”, “should”, “continue” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements include, among other things, statements about:

●
our near term ability to raise sufficient funds in order for us to support continued clinical, regulatory and commercial development of our programs and to make contractual upfront and future milestone payments, as well as our ability to further raise additional funds in the future to support any existing or future product candidate programs through completion of clinical trials, the approval processes and, if applicable, commercialization;

●	our ability to raise funds on acceptable terms;
●	our ability to find a suitable pharmaceutical partner or partners to further our development efforts, under acceptable financial terms;
●
risks and uncertainties associated with our or any development partners' research and development activities, including preclinical studies, clinical trials, regulatory submissions, and manufacturing and quality expenses;

●	known and unknown risks associated with developing radiopharmaceutical therapeutics and imaging agents and de-coppering therapies;
●	the uncertainty of timeframes for our clinical trials and regulatory reviews for approval to market products;
●	our ability to address the fulfillment and logistical challenges posed by the potential time-limited shelf-life of our current radiopharmaceutical programs or future drug candidates;
●	our ability to obtain an adequate supply at reasonable costs of radioisotopes that we are currently using or that we may incorporate into our drug candidates;
●	uncertainties related to the regulatory discussions we intend to initiate related to ALXN-1840 and the outcome thereof;
●
the rate of market acceptance and competitiveness in terms of pricing, efficacy and safety, of any products for which we receive marketing approval, and our ability to competitively market any such products as compared to larger pharmaceutical firms;

●	the difficulties of commercialization, marketing and product manufacturing and overall strategy;
●	uncertainties of intellectual property position and strategy including new discoveries and patent filings;
●
our ability to attract and retain experienced and qualified key personnel and/or to find and utilize external sources of experience, expertise and scientific, medical and commercialization knowledge to complete product development and commercialization of new products;

●	the risks inherent in our estimates regarding the level of needed expenses, capital requirements and the availability of required additional financing at acceptable terms;
●
the impact of the U.S. Presidential and Congressional election results affecting the economy and future government laws and regulations including increased governmental control of healthcare and pharmaceuticals, resulting in direct price controls driving lower prices, other governmental regulations affecting cost requirements and structures for selling therapeutic or imaging products, and recent governmental legislation affecting other industries which may indirectly increase our costs of obtaining goods and services and our cost of capital;

●	the uncertain impact any resurgence of COVID-19 or another pandemic could have on our ability to advance our clinical programs and raise additional financing;
●
the cumulative impact of domestic and global inflation, volatility in financial markets and/or the potential for an economic recession increasing our costs of obtaining goods and services or making financing more difficult to obtain on acceptable terms or at all;

●
the uncertain impact of the Russia-Ukraine war or the Israel-Hamas war on our clinical material manufacturing expenses and timelines, as well as on general political, economic, trade and financial market conditions; and

●	uncertainty of our financial projections and operational timelines and the development of new competitive products and technologies

Although we believe that the risk assessments identified in such forward-looking statements are appropriate, we can give no assurance that such risks will materialize. Any forward-looking statements in this Form 8-K reflect our current views with respect to future events or to our future financial performance and involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements. Information that is based on estimates, forecasts, projections, market research or similar methodologies is inherently subject to uncertainties and actual events or circumstances may differ materially from events and circumstances projected in this information.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Monopar Therapeutics Inc.

Date: October 24, 2024	By:	/s/ Karthik Radhakrishnan
	Name:	Karthik Radhakrishnan
	Title:	Chief Financial Officer